NUMBER                                                                  WARRANTS
                             VOID AFTER JULY 21,2000
                               WARRANT CERTIFICATE

                          FOR PURCHASE OF COMMON STOCK

                            ATLANTIC BANCGROUP, INC.

                                                               CUSIP 048221 11 3

THIS  CERTIFIES  THAT,  in  consideration  for  payment  of  good  and  valuable
consideration  to  Atlantic   BancGroup,   Inc.,  a  Florida   corporation  (the
"Corporation"),




or registered assigns (the "Holder"), is entitled to subscribe for and purchase from the Corporation, subject to the following terms and conditions,

fully-paid and nonassessable shares (the "Shares" of the Corporation's Common Stock, $5.00 par value, at the price of $10.00 per share, subject to adjustments described herein (the "Strike Price").

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") on the reverse side hereof.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     REFERENCE IS MADE TO THE PROVISIONS OF THE WARRANT AGREEMENT SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers hereto duly authorized and a facsimile of its corporate seal to be imprinted thereon.

Dated:                                                  Atlantic BancGroup, Inc.



    Attest:  /s/                            By: /s/
             SECRETARY AND TREASURER       PRESIDENT AND CHIEF EXECUTIVE OFFICER
SEAL

COUNTERSIGNED:

        RELIANCE TRUST COMPANY
               (ATLANTA, GA)


                                                    AS WARRANT AGENT

 BY
            AUTHORIZED SIGNATURE

                         COMMON STOCK WARRANT AGREEMENT

     1. Exercise. The rights represented by this Warrant may be exercised by the registered Holder hereof, in whole or in part (but not to as to a fractional share of Common Stock), at any time on or before July 21, 2002, by the surrender of this Warrant at the principal office of the Corporation, on the intended date of the exercise, together with a duly completed form of exercise and either (i) a check for the purchase price for the number of Shares being purchased or (ii) by authorizing the Corporation to retain whole shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, having a fair market value as of the day preceding such exercise equal to the total amount that would have been paid by the Holder of this Warrant under clause (i) of this paragraph; provided, however, that at any time after one year following the date the Corporation commences business, the Board of Directors of the Corporation, by written notice to each Holder, may shorten the period during which this Warrant may be exercised to a period ending no sooner that thirty (30) days after such notice is mailed by first class mail, postage prepaid, addressed to each registered Holder of this Warrant at the address of such Holder as shown on the books of the Corporation.

     The Holder is aware that the Corporation is relying, and presently intends to continue relying, upon exemptions from the securities registration requirements of federal and state securities laws in the issuance of this Warrant and in the issuance of the Shares. If, when this Warrant is exercised, appropriate exemptions from registration are not available under federal and state securities laws, the exercise shall not be consummated on the intended date of exercise specified in the Holder's written notice of exercise and no Shares shall be issued to the Holder unless and until such exemptions are available. At such time, the Holder agrees to execute such documents and make such representations, warranties and agreements as may be required in order to comply with the exemption (s) relied upon by the Corporation for the issuance of Shares.

     2. Transferability. A register of the issuance of this Warrant shall be kept at the offices of the Corporation, and this Warrant may be transferred only on the books of the Corporation maintained in its office. Each transfer shall be in writing in form acceptable to the Corporation signed by the then-registered Holder hereof or the Holder's legal representatives or successors, and no transfer hereof shall be binding upon the Corporation unless in writing and duly registered on the register maintained at the Corporation's offices. Upon transfer of this Warrant, the transferee, by accepting the Warrant, agrees to be bound by the terms and conditions of this Warrant.

     3. Issuance of Shares. The Corporation agrees that the Shares purchased upon exercise of the Warrant shall be deemed to be issued to the record holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and the Purchase Price delivered for such Shares as aforesaid. Subject to the provisions of Section 4, certificates for the Shares so purchased shall be delivered to the Holder hereof within a reasonable time after the exercise of the Warrant has been so consummated, and a new Warrant representing the number of Shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder hereof within such time.

     Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Shares upon exercise of this Warrant, except in accordance with this provision and subject to the limitations of
Section 1 hereof.

    4. Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such actions as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then-effective Strike Price of the Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized, and reserved for issuance upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5. Anti-Dilution Adjustments. The above provisions are, however, subject to the following:

        (a) The Strike Price shall be subject to adjustment from time to time, calculated to the nearest cent, ad follows, except that no adjustments to the Strike Price shall be made in respect of any accrued dividends, and no adjustments need be made until cumulative adjustments would affect the Strike Price by more than one percent:

            (i) Adjustments for Increases in Capital Stock. If the Corporation:

    (A)  pays a  dividend  on its  Common  Stock  in
                                shares   of  its   Common   stock   or  makes  a
                                distribution on its Common Stock in shares of any of its capital stock; or

                                 (B) subdivides its outstanding shares of Common
                                Stock into a greater number of shares (whether by reclassification, stick split or otherwise than by payment of a dividend in Common Stock);

   then the Strike Price in effect immediately prior to such action shall be proportionately decreased, and the number of shares purchasable upon exercise of this Warrant shall be proportionately increased, subject to further adjustment pursuant to this section 5.

            (ii) Adjustments for Decreases in Capital Stock. If the Corporation combines its outstanding shares of Common Stock into a smaller number of shares, then the Strike Price in effect immediately prior to such action shall be proportionately increased, and the number of shares purchasable upon exercise of this Warrant shall be proportionately decreased, subject to further adjustment pursuant to this Section 5.

            (iii) Date of Effectiveness. The adjustment shall become effective immediately after the record date in the case of a divided or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            (iv) When No Adjustments Required. No adjustment need be made for a change in the par value of the Common Stock.

            (v) Notice of Certain Transactions. If:

        (A) the Corporation takes any action that would require an adjustment in the Strike Price pursuant to clause (i) or (ii) (other than the payment of dividends on Common Stock in shares of Common Stock);

        (B) the Corporation takes any action that would require an adjustment in the Strike Price pursuant to clause (vi); or

        (C) there is a liquidation or dissolution of the Corporation, the Corporation shall mail to the Holder of this Warrant a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Corporation shall mail the notice at least 15 days before such date.
     Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

            (vi) Reorganization of the Corporation. If the Corporation is a party to a reclassification (excluding that referred to in clauses (i) or (ii) or shall consolidate with or merge into any other corporation or transfer all of its properties and assets as an entirety to any person, upon consummation of such transaction notwithstanding any other provisions hereof, this Warrant will be deemed exercisable as to only the kind and amount of securities, cash or other assets which the Holder of such Warrant would have owned immediately after such reclassification, consolidation, merger or transfer if such holder had exercised such Warrant immediately before the effective date of such transaction. If this clause (vi) applies, clauses (i) and (ii) do not apply.

     (b) in the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale of the assets of the Corporation substantially as an entirety, the Holder of this Warrant shall have the right, after such consolidation, merger or sale to exercise such Warrant and receive the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such consolidation, merger or sale as would a holder of the number of shares of Common Stock issuable upon exercise of such warrant immediately prior to such consolidation, merger or sale. Provision shall be made for adjustments in the Strike Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 5 (a). The provisions of this subsection shall similarly apply to successive consolidations, mergers and sales.

     (c ) Upon any adjustment provided for in this Section 5, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Corporation, which notice shall state the Strike Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     6. No voting or Other Rights. This Warrant shall not entitle the Holder hereof to any voting rights as a stockholder of the Corporation.

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

    The undersigned Registered Holder hereby irrevocably elects to exercise ____________Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                      ____________________________________
                      ____________________________________
                      ____________________________________
                      ____________________________________

                     (please print or type name and address)

and be delivered to
                      ____________________________________
                      ____________________________________
                      ____________________________________
                      ____________________________________

                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: _______________________________       X   _____________________________

                                                 _____________________________

                                                 _____________________________

                                                            Address
                                                 _____________________________

                                                 Taxpayer Identification Number
                                                 _____________________________

                                                      Signature Guaranteed
                                                 _____________________________

                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants

FOR  VALUE   RECEIVED,   ________________________________________hereby   sells,
assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    ________________________________________
                    ________________________________________
                    ________________________________________
                    ________________________________________
                     (please print or type name and address)



________________________________________________________________________________
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

________________________________________________________________________Attorney
to transfer this Warrant Certificate on the books of the Corporation, with full power of substitutions in the premises.

Dated:  _______________________                   X_______________________
                                                     Signature Guaranteed

                                                   _______________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS PURSUANT TO THE SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15.